Exhibit 10.31

                             Construction Contract

In accordance with the principle of openness, impartiality and fairness, the public bidding meeting on the Triamine Project - Refinery Workshop and Relevant Structures and Earth Hardening Project of Shandong Bangsheng Chemical Co., Ltd. was a full success. Through friendly negotiation, Shandong Bangsheng Chemical Co., Ltd. and Chen Houzhi, the successful bidder, agree to establish this contract. The parties hereby agree as follows:

Party A: Shandong Bangsheng Chemical Co., Ltd. (hereinafter referred to as "Party A")
Party B: Chen Houzhi (hereinafter referred to as "Party B")

I. Project Name: Triamine Refinery Workshop and Relevant Structures and Earth Hardening Project

II.   Type of Contract: Contract for labor and materials

III.  Projected Engineering Work Load:
      Construction Cost: Construction payment shall be done in line with the State's current construction flat rate and other related documents. Projected construction cost of refinery workshop: RMB 455,000 (four hundred and fifty-five thousand) yuan;
      Projected   construction  cost  of  related  structures:   RMB10,000  (ten
      thousand) yuan;
      Projected construction cost of Earth Hardening Project: RMB 35,000 (thirty-five thousand) yuan.
      Total: RMB 500,000 (five hundred thousand) yuan.
      The final payment shall be based on the actual volume of works.



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IV.   Construction  Period: At the request of Party A, the construction shall be completed within 30 days after the signing of this contract

V.    Mode of Payment:
      30(C)++ of the total construction cost shall be paid within 10 days after the equipment and staff of the unit in charge of construction arrive the construction site and come into operation; 30(C)++ of the total construction cost shall be paid after the main body of the construction is completed; 30(C)++ of the total construction cost shall be paid after the construction has been checked and accepted; the remaining 10(C)++ shall be paid off at a single payment within one year after the completion of construction, henceforward this contract shall become self-annulled.

VI.   Quality Requirement and Acceptance Criterion:
      1.    Quality Grade Standard: superior
      2. Party A provides construction site featured "three put through one level", and a construction map. Party A is also responsible for the joint checkup of the blueprint before starting.
      3. During construction, Party B shall carry out construction strictly in adherence to the technological requirements of the blueprint and other related standards and make sure to clear the construction site after finishing the work.
      4. Modification of Design: Both parties shall agree on a new construction cost based on the actual modification.
      5. Acceptance inspection of this construction shall subject to the requirements of Party A and the blueprint.
      6. Party B shall be submissive to the quality supervision and administration of the supervisor. The supervisor shall come up with suggestions regarding the quality of construction on which the improvement should be based and efforts should be taken to achieve satisfactory quality.




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VII.  Safety Responsibility:
      During construction, Party B shall work out related safety rules which shall be strictly followed and prevent any things in the nature of violating the basic three work safety rules. Should an injury on duty happen, Party A should give help in immediate rescue. All responsibilities and expenses shall be shouldered by Party B.

VIII. Rights and Obligations of both Parties:
      1. This contract has legal effects. Neither Party shall deliberately terminate or modify the contract; otherwise it is regarded as a breach of this contract. The party in breach shall pay the other Party 3(C)++ of the total construction cost as penalty.
      2. Party A only provides Party B with the blueprint, technology information and other main materials needed for the construction. Other machinery, equipment and tools shall be provided by Party B itself.
      3. Party B shall guarantee the quality of construction and conduct quality control during the construction. If some work has to be done again as a result of quality failure, Party B shall bear all economic losses. If some work has to be done again due to the misplay of any of the technical instructions by Party A, Party A shall bear the responsibility.
      4. During construction, Party B shall abide by rules and regulations and be obedient to Party A's management, and complete construction in time. A reward/penalty of RMB 2,000 yuan is implemented for each day ahead of / behind the deadline. The construction period could be correspondingly prolonged in case of the force majeure or a rain or snow lasting for over 4 hours. If the construction is suspended or delayed because the quality failure results in the stop of the work or the work has to be rectified and improved as the company in charge of the supervision so demands, the construction period shall not be prolonged.



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      5.    After the project is contracted by Party B, it shall not subcontract the construction to a third party in any form or by any reason. Otherwise, it would be deemed as a breach of this contract. After completing the contract, Party B shall hand in to Party A an application for an acceptance inspection in written form. After the construction got accepted, Party B shall provide an acceptance report of construction.

IX:   Settlement of Disputes:
      Both parties shall conduct sincere cooperation and settle disputes of construction through friendly negotiation. If the negotiation fails, either Party could take the dispute(s) to the local people's court.

X: This contract shall become effective upon the signature and seal of both Parties.

XI:   This Contract has two originals, and each party shall hold one copy.


Party A: Shandong Bangsheng Chemical Co., Ltd. (seal)
Legal Representative:    /s/ Xu Qiqing

Party B: Chen Houzhi
Legal Representative:  /s/ Chen Houzhi

Date: March 1, 2005